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                                 EXHIBIT 23.1


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-3 (File Nos. 33-64307 and 333-23229), Form S-4 (File No. 33-91250) and in the Registration Statements on Forms S-8 (File Nos. 33-67430, 33-54511, 33-67432, 33-54519,
33-67324, 33-51331, 33-51885, 33-52025, 33-59579, 33-61855 and 333-04803 of
Frontier Corporation of our report dated January 26, 1998, appearing on page 25 of the 1997 Annual Report to Shareowners which is incorporated by reference in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of this Form 10-K.



PRICE WATERHOUSE LLP
Rochester, New York
March 24, 1998